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EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIOS


                         COMMUNITY BANCSHARES, INC.
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                           Years Ended December 31,
                                                                      ---------------------------------
                                                                        2000         1999        1998
                                                                      --------     --------    --------
                                                                             (Dollars in thousands)
Pretax income ....................................................    $ (3,919)    $  2,161    $  5,106
Add fixed charges:
    Interest on deposits .........................................      29,711       23,594      21,963
    Interest on borrowings .......................................       3,818        1,023         730
    Portion of rental expense representing interest expense ......         519          227         180
                                                                      --------     --------    --------
        Total fixed charges ......................................      34,048       24,844      22,873
                                                                      --------     --------    --------

Income before fixed charges ......................................    $ 30,129     $ 27,005    $ 27,979
                                                                      ========     ========    ========

Pretax income ....................................................    $ (3,919)    $  2,161    $  5,106
Add fixed charges:
    Interest on borrowings .......................................       3,818        1,023         730
    Portion of rental expense representing interest expense ......         519          227         180
                                                                      --------     --------    --------
        Total fixed charges (excluding interest on deposits) .....       4,337        1,250         910
                                                                      --------     --------    --------

Income before fixed charges (excluding interest on deposits) .....    $    418     $  3,411    $  6,016
                                                                      ========     ========    ========

RATIO OF EARNINGS TO FIXED CHARGES:
    Including interest on deposits ...............................        .88x        1.09x       1.22x
    Excluding interest on deposits ...............................        .10x        2.73x       6.61x
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